Exhibit 99.1

Nutrition 21 Files for Relief under Chapter 11
of the U.S. Bankruptcy Code

PURCHASE, NY, August 26, 2011 – Nutrition 21, Inc. (OTC Bulletin Board: NXXI.OB), the developer and marketer of clinically substantiated nutritional ingredients for dietary supplements, foods and beverages, and animal nutrition, today announced that it has filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code.

The Company does not have sufficient cash to meet a required redemption of its Series J 8% Convertible Preferred Stock on September 11, 2011 for $17,750,000.  The Company plans on selling all or substantially all of its assets under Section 363 of the Bankruptcy Code.  There can be no assurance that an asset sale referred to above will be consummated, or that any proceeds of such a sale would result in the Company being able to make distributions to holders of the Company’s preferred stock or common stock. During the pendency of the Company’s Chapter 11 proceedings, the Company will remain in possession of its assets and will continue to operate its business.

In connection with the filing of the Chapter 11 Petition, the Company entered into a Plan Support Agreement, dated as of August 26, 2011, with certain holders of the Company’s Series J 8% Convertible Preferred Stock.  Pursuant to the Plan Support Agreement, the holders of Series J Preferred Stock have agreed, subject to certain conditions, to support a plan of reorganization proposed by the Company under Chapter 11 of the Bankruptcy Code, that is consistent in all material respects with the proposed plan of reorganization described in the Plan Support Agreement.  The holders of Series J Preferred Stock that are parties to the Plan Support Agreement represent at least 76% of the outstanding Series J Preferred Stock.

About Nutrition 21
Nutrition 21, Inc., headquartered in Purchase, NY, is a nutritional bioscience company and holds over 30 issued and pending patents associated with chromium picolinate as well as combinations of chromium compounds with other dietary supplement ingredients.  Its ingredients are sold to leading dietary supplement, and functional food and beverage manufacturers.  For more information please visit http://www.nutrition21.com.

Safe Harbor Provision
This press release contains certain forward-looking statements which are intended to fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.. The words "believe," "expect," "anticipate," ”will” and other similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on the company's current expectations and assumptions that are subject to a number of risks and uncertainties, including without limitation: the Company’s ability to make distributions on account of its Series J 8% Convertible Preferred Stock scheduled to mature on September 11, 2011 or its common stock; the outcome of the Chapter 11 process, including the Company’s ability to sell assets in a sale under Section 363 of the U.S. Bankruptcy Code, and whether any such sale would yield proceeds sufficient for distribution to holders of the Company’s preferred stock or common stock; the effect of the expiration of patents; regulatory issues; uncertainty in the outcomes of clinical trials; changes in external market factors; changes in the company's business or growth strategy or an inability to execute its strategy due to changes in its industry or the economy generally; the emergence of new or growing competitors; various other competitive factors; and other risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended June 30, 2010. Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this press release will in fact occur. Additionally, the company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.